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                                                      Registration No. 333-34541




                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                          Post-Effective Amendment No. 1 to
                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                           PACIFIC GATEWAY PROPERTIES, INC.
--------------------------------------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)


New York                                    04-2816560
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(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification No.)


930 Montgomery St., Fourth Floor,
San Francisco, California                   94133
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(Address of Principal Executive Offices)    (Zip Code)


                           PACIFIC GATEWAY PROPERTIES, INC.
                             INCENTIVE STOCK OPTION PLAN
                           (57,350 shares of Common Stock,
                                   par value $1.00)

                                         and

                           PACIFIC GATEWAY PROPERTIES, INC.
                                1996 STOCK OPTION PLAN
                           (200,000 shares of Common Stock,
                                   par value $1.00)
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                               (Full title of the plan)

                             Raymond V. Marino President
                           Pacific Gateway Properties, Inc.
                           930 Montgomery Street, 4th Floor
                           San Francisco, California 94133
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                       (Name and address of agent for service)

                                     415-398-4800
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            (Telephone Number, including area code, of agent for service)



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It is requested that copies of notices and communications from the Securities and Exchange Commission be sent to:


                                   Irving Needleman
                              Jacobs Persinger & Parker
                                   77 Water Street
                               New York, New York 10005



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                                      PROSPECTUS

                           PACIFIC GATEWAY PROPERTIES INC.


133,410 shares of Common Stock
(par value $1.00 per share)

This Prospectus may be used by certain individuals (named under the caption and hereinafter called "selling shareholders") of Pacific Gateway Properties, Inc. (the "Company") in connection with sales by such shareholders of shares of common stock, par value $1.00 per share (the "Common stock"), acquired under the Company's Incentive Stock Option Plan and 1996 Stock Option Plan. See "SELLING SHAREHOLDERS" herein for further information with respect to such Selling Shareholders. Each Selling Shareholder has informed the Company that he may sell such shares from time to time, at prices for shares of Common Stock then prevailing as reported on the American Stock Exchange, without the payment of any underwriting commission or discount other than broker's fees paid in connection with usual broker's transactions or in other transactions at negotiated prices. The Company will pay the expenses of this Prospectus but will receive no part of the proceeds of any such sales.

The last reported sale price of the common Stock on November 24, 1997 as reported on the American Stock Exchange was $5.00.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities to which it relates in any state to any person to whom it is unlawful to make such an offer or solicitation in such state. No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer described herein, and any information, data or representation not contained herein, if given or made, must not be relied upon as having been authorized by the Company or Selling Shareholders.


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The date of this Prospectus is November 26, 1997.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the following public reference facilities maintained by the Securities and Exchange Commission: 450 Fifth Avenue, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. The Securities and Exchange Commission also maintains a Web site located at http://www.sec.gov that contains reports, proxy reports, proxy statements and other information regarding the Company that have been filed electronically with the Securities and Exchange Commission. In addition, reports, proxy statements and other information concerning the Company can also be inspected in the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

THE COMPANY

The Company, a New York corporation, is the issuer of the Common Stock, covered by this Prospectus. The Company's principal executive office is located at 930 Montgomery Street, 4th Floor, San Francisco, California 94133 and its telephone number is 415-398-4800.

SELLING SHAREHOLDERS

The following table sets forth certain information about the Selling Shareholders, each of whom is an employee of the Company. The shares appearing in the column entitled "Common Stock Offered hereby" are to be acquired by the Selling Shareholders upon the exercise of options granted by the Company pursuant to the Company's Incentive Stock Option Plan or 1996 Stock Option Plan.

The Selling Shareholders may, from time to time, offer all or a part of the shares in the manner set forth on the cover page of

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the Prospectus.  The Company will pay the expenses of this Prospectus but will receive no sales proceeds.

Name and Position                                          Number of
with the Company        Common Stock                       Shares Owned
within the past         Beneficially   Common Stock        After Completion
three years             Owned          Offered Hereby      of Offering

Raymond V. Marino       121,175 (1)     98,705 (2)            22,470 (3)
  President and
  Chief Executive
  Officer since
  January 1996;
  prior thereto
  since prior to
  1994 Vice
  President of the
  Company; Director
  since March, 1996

Christopher M. Watson    51,175 (1)     25,705 (2)            25,470 (3)
  Executive Vice
  President of the
  Company since
  January 1996;
  prior thereto
  since prior to
  1994 Vice
  President of the
  Company

Andrew T. Gorayeb        25,000 (1)      9,000 (2)            16,000 (3)
  Vice President of
  the Company since
  January 1996; prior
  thereto since
  November 1994
  Director of Finance
  of the Company

----------------------

(1) Represents shares issuable to such individual upon exercise


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of options granted under the Company's Incentive Stock Option Plan or 1996 Stock
Option Plan.

(2) Represents shares issuable under options which are exercisable on or before December 31, 1997.

(3) Represents shares issuable under options which are not exercisable on or before December 31, 1997.


EXPERTS

The consolidated financial statements and schedules of the Company for the year ended December 31, 1996 incorporated by reference herein and in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports thereon and have been so included in reliance upon the authority of said firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, heretofore filed by the Company with the Securities and Exchange Commission pursuant to the 1934 Act are hereby incorporated by reference in this Prospectus:

1. Annual Report on Form 10-K for the year ended December 31, 1996 filed March 31,1997.

2. Amendment on Form 10-K/A filed June 10, 1997 to the Annual Report on Form 10-K for the year ended December 31, 1996.

3. Amendment on Form 10-K/A filed August 8, 1997 to the Annual Report on Form 10-K for the year ended December 31, 1996.

4.  Amendment to Quarterly Report on Form 10-Q/A filed January 17, 1997.

5. Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 filed May 13, 1997.

6.  Quarterly Report on Form 10-Q for the quarter ended June 30,


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1997 filed August 14, 1997.

7.  Current Report on Form 8-K filed January 31, 1997.

8. Amendment on Form 8-K/A filed March 25, 1997 to Current Report on Form 8-K filed January 31, 1997.

9. Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1997 filed November 13, 1997.

10. Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 filed November 14, 1997.

11. Amendment on Form 10-K/A filed November 25, 1997 to the Annual Report on Form 10-K for the year ended December 31, 1997.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all common stock offered hereby has been sold or which reregisters all such common stock then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated in the Prospectus by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information which has been incorporated by reference in this Prospectus (other than exhibits to the information which has been incorporated by reference herein unless such exhibits have specifically been incorporated by reference into the information which this Prospectus incorporates). Any such request shall be directed to Pacific Gateway Properties, Inc., 930 Montgomery Street, 4th Floor, San


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Francisco, California 94133; Attention: Shareholder Relations, Telephone No.
415-398-4800.

                                   PART II

Item 8.  Exhibits

         The following exhibits are filed as part of this Registration
Statement:

Exhibit       Description

5 Opinion of Jacobs Persinger & Parker as to legality of the shares

23.1          Consent of Jacobs Persinger & Parker

23.2          Consent of Arthur Andersen LLP

23.3          Consent of Arthur Andersen LLP

23.4          Consent of Arthur Andersen LLP

23.5          Consent of Arthur Andersen LLP

24            Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in San Francisco, California, on this day of 26 November, 1997.

PACIFIC GATEWAY PROPERTIES, INC.



By  /s/Raymond V. Marino
    ----------------------------
    Raymond V. Marino, President


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Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                    Title


/s/Raymond V. Marino         President and Director
---------------------------  (Principal Executive Officer)
Raymond V. Marino




/s/Stephen J. LoPresti       Vice President of Finance
---------------------------  (Principal Financial Officer)
Stephen J. LoPresti



/s/Steven A. Calabrese*      Director
---------------------------
Steven A. Calabrese



/s/Mark D. Grossi*           Director
---------------------------
Mark D. Grossi


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/s/Lawrence B. Helzel*       Director
---------------------------
Lawrence B. Helzel



                             Director
---------------------------
Marshall A. Jacobs



/s/Christopher L. Jarratt*   Director
---------------------------
Christopher L. Jarratt


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                             Director
---------------------------
Richard M. Osborne



/s/Martin S. Roher*          Director
---------------------------
Martin S. Roher


* By: /s/ Raymond V. Marino
     ------------------------
     Raymond V. Marino
     Attorney in Fact


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                              Index to Exhibits


Exhibit No.    Description

5 Opinion of Jacobs Persinger & Parker as to legality of the shares - Previously filed

23.1          Consent of Jacobs Persinger & Parker - included in Exhibit 5

23.2          Consent of Arthur Andersen LLP - Previously filed

23.3          Consent of Arthur Andersen LLP - Previously filed

23.4          Consent of Arthur Andersen LLP - Filed herewith

23.5          Consent of Arthur Andersen LLP - Filed herewith

24            Power of Attorney - Previously filed


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